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                                                                    EXHIBIT 10.6

                               SECOND AMENDMENT TO
                       EMPLOYMENT AND CONSULTING AGREEMENT


         WHEREAS, OCEAN ENERGY, INC., a Texas corporation, formerly known as Seagull Energy Corporation (the "Company"), and BARRY J. GALT ("Galt") have heretofore entered into an Employment and Consulting Agreement (the "Agreement"), which was effective as of August 24, 1998; and

         WHEREAS, the Company and Galt previously amended the Agreement in certain respects, contingent on, and effective upon, the merger of Ocean Energy, Inc., a Delaware corporation, with and into the Company, which was consummated on March 30, 1999 (the "Merger"); and

         WHEREAS, in connection with the Merger, the Company amended its Articles of Incorporation to change its name to "Ocean Energy, Inc.;" and

         WHEREAS, the Company and Galt desire to further amend the Agreement;

         NOW, THEREFORE, the Company and Galt agree that the Agreement shall be amended as follows, effective as of May 31, 1999:

         1. References in the Agreement to "Seagull Energy Corporation" or "Seagull" shall be deemed to be references to "Ocean Energy, Inc." or "Ocean."

         2. Paragraph 6(a)(vii) of the Agreement shall be deleted and the following shall be substituted therefor:

                  "(vii) EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN. Prior to July 31, 1999, Ocean shall establish a trust (the "Trust") in connection with the Ocean Executive Supplemental Retirement Plan (the "ESRP"). The Trust is not intended to result in the ESRP being treated as funded for purposes of the Code and Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall conform to the terms of the model rabbi trust set forth in Revenue Procedure 92-64, 1992-2 C.B.
         422. Prior to July 31, 1999, Ocean shall contribute to the Trust the Actuarially Equivalent (as such term is defined in the ESRP) present value of Galt's Accrued Benefit (as such term is defined in the ESRP) under the ESRP. Further, Ocean shall cause the ESRP to be amended to expand Section 7.01 to provide that no amendment to the ESRP shall deprive any Member (as such term is defined in the ESRP) of any Accrued Benefit under the ESRP to the extent that such Member has a Vested Interest (as such term is defined in the ESRP) in such Accrued Benefit at the time of such amendment."

         3. As amended hereby, the Agreement is specifically ratified and reaffirmed.



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         4. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Amendment.

         EXECUTED effective as of May 31, 1999.

                                                   OCEAN ENERGY, INC.


                                                   BY:
                                                      -------------------------
                                                      NAME:
                                                           --------------------
                                                      TITLE:
                                                            -------------------

                                                                       "COMPANY"


                                                   ----------------------------
                                                   BARRY J. GALT

                                                                          "GALT"


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